Exhibit 10.1



                     PARTNERSHIP INTEREST PURCHASE AGREEMENT



                                  BY AND AMONG


                     NATURAL RESOURCE GROUP GATHERING, LLC,
                      A COLORADO LIMITED LIABILITY COMPANY,

                                       AND

                           NEW FRONTIER ENERGY, INC.,
                             A COLORADO CORPORATION



                   DATED AS OF THE 26th DAY OF DECEMBER, 2007




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                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

     THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 26th day of December, 2007, by and among Natural Resource Group Gathering, LLC, a Colorado limited liability company ("Seller"), and New Frontier Energy, Inc., a Colorado corporation ("Buyer").

                                    RECITALS:

     WHEREAS, Seller is the general partner of Slater Dome Gathering, LLLP, a Colorado limited liability limited partnership ("SDG"), and owns a twenty-five percent (25%) General Partnership Interest (hereinafter defined) in SDG.

     WHEREAS, Buyer desires to acquire from Seller, and the Seller desires to sell to Buyer, its General Partnership Interest (hereinafter defined) on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I
                        PURCHASE OF PARTNERSHIP INTEREST

     1.1 Acquisition of General Partnership Interest. Upon the terms and subject to the conditions contained herein, Seller shall sell and transfer to Buyer, and Buyer shall purchase and acquire from Seller, at the Closing (as hereinafter defined), all of Seller's right, title and interest in, to, and under Seller's General Partnership Interest in SDG equal to twenty-five percent (25%) of all the partnership interests in SDG as of the date hereof (the "General Partnership Interest"), free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind, other than those set forth in the Partnership Agreement (as hereinafter defined) or restrictions under any federal or state securities laws (collectively, "Encumbrances").


                                   ARTICLE II
                                 PURCHASE PRICE

     2.1 Purchase Price. In consideration for the General Partnership Interest to be sold and transferred to Buyer, and upon the terms and conditions contained herein, Buyer shall pay or cause to be paid to or for the account of Seller (as set forth in Section 2.2 below), One Million Seventy-Five Thousand Dollars ($1,075,000.00) (the "Purchase Price").

     2.2 Payment of Purchase Price. Buyer shall deliver the Purchase Price to the Seller as follows: (a) Two Hundred Sixty-Eight Thousand Seven Hundred Fifty Dollars ($268,750.00) at the Closing by wire transfer to an account designated by Seller or delivery of other immediately available funds; (b) Eight Hundred Six Thousand Two Hundred Fifty Dollars ($806,250.00) payable in the form of a promissory note. At the Closing, Buyer shall execute and deliver the promissory note, substantially in the form attached hereto as Exhibit B (the "Note").


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                                  ARTICLE III
                           CLOSING; CLOSING DELIVERIES

     3.1 Closing. The "Closing" means the time at which the Seller consummates the transactions contemplated by Section 1.1 hereby after the satisfaction (or receipt of a duly executed waiver) of each of the conditions precedent to Closing as hereinafter described. The Closing shall take place at the offices of Buyer, at 1789 Littleton Blvd, Littleton, CO 80120, or at another date and location as mutually agreed by the Parties in writing. The Closing shall occur at 10:00 a.m., Mountain Standard Time, on December 31, 2007. The date on which the Closing occurs is herein referred to as the "Closing Date". Notwithstanding the foregoing, the Buyer and Seller agree that the Closing shall be deemed to be effective as of 12:01a.m. on January 1, 2008.

     3.2 Closing Deliveries of the Seller. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, the Seller shall, in form and substance reasonably satisfactory to Buyer and its counsel, deliver to Buyer the following:

          (a) A bill of sale in the form attached hereto as Exhibit A (the "Bill of Sale"), duly executed by Seller, conveying all of Seller's right, title and interest in, to and under the General Partnership Interest to Buyer;

          (b) Such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request to effect the transactions contemplated hereby, including, without limitation, such documents as are required by the Amended Limited Liability Limited Partnership Agreement, dated on or about April 15, 2005, among the partners of SDG (the "Partnership Agreement") to cause the sale and transfer of the General Partnership Interest as herein contemplated to be effective and to cause the conveyance of the General Partnership Interest to Buyer to be recognized by SDG and accurately reflected in the Partnership Agreement and in such other of its records as relate to the identity of its partners and the extent of their partnership interests or as otherwise required by applicable agreements; and

          (c) All other previously undelivered items required to be delivered by the Seller at or prior to Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by Buyer.

     3.3 Buyer's Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Buyer shall, in form and substance reasonably satisfactory to the Seller and its counsel, deliver to the Seller the following:

          (a) The Purchase Price;

          (b) All other previously undelivered items required to be delivered by Buyer at or prior to Closing pursuant to this Agreement or otherwise required in connection herewith unless waived in writing by the Seller.

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                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to Buyer, and Buyer in agreeing to pay the Purchase Price and to otherwise consummate the transactions contemplated by this Agreement has relied upon such representations and warranties as follows:

     4.1 Representations and Warranties Concerning the Seller.

          (a) Organization of Seller. Seller is a limited liability company duly organized and validly existing under the laws of the Colorado and is qualified to do business as a foreign corporation in good standing in each other state wherein the nature of its business or activities requires such qualification.

          (b) Authorization. Seller has full corporate power and authority to
(i) execute and deliver this Agreement and to perform its respective obligations hereunder, and (ii) own and operate its respective assets, properties and business and carry on its respective business as presently conducted. The execution, delivery and performance of this Agreement have been duly authorized by all necessary company action on the part of the Seller, including manager and member (where required) authorization.

          (c) Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

          (d) Noncontravention. The execution, delivery and performance of this Agreement by the Seller, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and will not
(i) conflict with or result in a breach of any of the provisions of the Articles of Organization or Operating Agreement of the Seller, (ii) contravene any Law which affects or binds the Seller or any of its respective properties, (iii) conflict with, result in a breach of, constitute a default under, or give rise to a right of termination or acceleration under any material contract, agreement, note, deed of trust, mortgage, trust, lease, Governmental (as hereinafter defined) or other license, permit or other authorization, or any other material instrument or restriction to which the Seller is a party or by which any of its respective properties may be affected or bound, or (iv) require the Seller to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any Governmental authority which has not been obtained in writing prior to the date of this Agreement.

          (e) Title to Acquired Assets. Seller has, or will have at Closing, good and marketable title to the General Partnership Interest, free and clear of any and all Encumbrances.

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          (f) Legal Compliance. Seller has complied in all material respects with all applicable Laws (including rules, regulation, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply.

          (g) Investment. Seller (i) understands that the Note has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and has had the opportunity to obtain additional information and ask questions to its satisfaction in order to evaluate the merits and the risks inherent in holding the Note, and (v) is able to bear the economic risk and lack of liquidity in holding the Note. Further, Seller understand and agrees that the Note may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the Seller except upon or pursuant to an exemption from registration under the act and/or state acts, the availability of which is to be established to the satisfaction of the Buyer.

          (h) Review of Agreement. Seller has thoroughly read this Agreement and has had the opportunity to review this Agreement with a competent legal and/or financial professional advisor of its choice.

          (i) Possible Future Appreciation of Units. Seller understands that by transferring the General Partnership Interest to Buyer, Seller may be foregoing the possibility of substantial appreciation in the future with regard to the General Partnership Interest. Seller has determined, after making the inquiries referred to in this Agreement and after consideration of all material and significant facts relating to Buyer, that the purchase price outlined above is reasonable and fair. Seller acknowledges that this determination of value is the result of arms-length negotiations with Buyer.

     4.2 Representations and Warranties Concerning SDG.

          (a) Organization of SDG. SDG is a limited liability limited partnership duly organized and validly existing under the laws of the State of Colorado and is qualified to do business as a foreign limited partnership in good standing in each other state wherein the nature of its business or activities requires such qualification.

          (b) Outstanding Interests. To Seller's knowledge, there are no outstanding subscriptions, options, warrants, contracts, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which SDG or Seller is or may become obligated to issue, assign or transfer any ownership interest in SDG, except as provided in the Partnership Agreement.

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          (c) Valuation. An independent valuation of SDG's principal asset, attached hereto as Exhibit C, was completed in September of 2007, and updated as of the Closing Date (the "Valuation"). To Seller's best knowledge, the Valuation represents an opinion of the value a willing and disinterested buyer would pay a willing seller for SDG's principal asset after due diligence and negotiations.

          (d) Subsequent Events. Since the date of the Valuation, to Seller's knowledge there has not been any material adverse change in the business, financial condition, operations or result of operations of SDG.

          (e) Undisclosed Liabilities. To Seller's knowledge, SDG has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability).

          (f) Legal Compliance. To Seller's knowledge, SDG has complied in all material respects with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign Governments (and all agencies thereof) and no action, suit, proceeding, hearing, investigation, charge, complaint, demand, or notice has been filed or commenced against SDG alleging any failure so to comply.

          (g) Litigation. To Seller's knowledge, SDG (i) is not subject to any material outstanding injunction, judgment, order, decree, ruling or charge, and
(ii) is not a party to or threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction.

          (h) Environmental, Health and Safety Matters.

               (i) To Seller's knowledge, SDG is in compliance with all federal, state, local and foreign statutes, regulations and ordinances concerning public health and safety, worker health and safety and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes (collectively, "Environmental, Health and Safety Requirements").

               (ii) To Seller's knowledge, SDG has not received any written notice, report or other information regarding any active or alleged violation of any Environmental, Health and Safety Requirements.

          (i) Title to Property. To Seller's knowledge, SDG has good and marketable title to or, as applicable, a valid leasehold interest in all of its assets and properties (or interests therein), real or personal, tangible or intangible, which it owns or leases, free and clear of all Encumbrances.

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     4.3 Disclosure. None of the representations or warranties of the Seller contained in this Article IV are false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements made herein or therein not misleading in any material respect.


                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to the Seller, and the Seller in agreeing to consummate the transactions contemplated by this Agreement has relied upon such representations and warranties, as follows:

     5.1 Organization of Buyer. Buyer is a corporation duly organized and validly existing under the laws of the State of Colorado and is qualified to do business as a foreign corporation in good standing in each other state wherein the nature of its business or activities requires such qualification.

     5.2 Authorization. Buyer has full corporate power and authority to (a) execute and deliver this Agreement and to perform its obligations hereunder, and
(b) own and operate its assets, properties and business and carry on its business as presently conducted. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer, including director and shareholder (where required) authorization.

     5.3 Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     5.4 Noncontravention. The execution, delivery and performance of this Agreement by Buyer, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and will not (a) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of Buyer, (b) contravene any Law which affects or binds Buyer or any of its properties, (c) conflict with, result in a breach of, constitute a default under, or give rise to a right of termination or acceleration under any material contract, agreement, note, deed of trust, mortgage, trust, lease, Governmental or other license, permit or other authorization, or any other material instrument or restriction to which Buyer is a party or by which any of its properties may be affected or bound, or (d) require Buyer to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any Governmental authority which has not been obtained in writing prior to the date of this Agreement.

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     5.5 Securities Matters.

          (a) Buyer understands and agrees that the General Partnership Interest has not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities act and, therefore, may not be resold unless registered under such acts or unless an exemption from registration is available. Buyer further understands that the certificate evidencing the General Partnership Interest will contain a legend setting forth the restrictions on transferability of such interest.

          (b) Buyer is purchasing the General Partnership Interest for investment only for its own account and not with a view to the distribution or resale thereof.

          (c) Buyer acknowledges that the General Partnership Interest is a speculative investment which involves a risk of loss by it of its entire investment.

          (d) Buyer is an "accredited investor" as defined in Rule 501(a) promulgated under the Act and has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment in the General Partnership Interest.

          (e) Buyer has been afforded access to all material books, records and contracts of SDG, has had an opportunity to ask questions of and receive answers from SDG, or a person or persons acting on behalf of SDG concerning the business and affairs of SDG and concerning the terms and conditions of an investment in the General Partnership Interest; and all such questions have been answered to its full satisfaction.

     5.6 Disclosure. None of the representations or warranties of Buyer contained in this Article V is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements made herein or therein not misleading in any material respect.


                                   ARTICLE VI
                            COVENANTS PENDING CLOSING

     The parties agree as follows with respect to the period between the date of the execution of this Agreement and the Closing:

     6.1 Reasonable Efforts. Each of the parties hereto shall take all action and do all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement, including, without limitation, satisfaction, but not waiver, of the conditions to Closing set forth below.

     6.2 Notices and Consents. Each of the parties hereto shall use reasonable efforts to obtain any and all consents of third parties and Governmental authorities as are necessary to consummate the transactions contemplated hereby.

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     6.3 Operation of Business. From and after the date hereof until the
Closing, Seller will (and Seller shall cause SDG, to): (a) operate their respective businesses in the ordinary course, consistent with past practice; (b) use their best efforts to preserve their operations so that Buyer will obtain the benefits intended to be afforded by this Agreement; (c) not take or permit any action which would result in any representation or warranty of the Seller becoming incorrect or untrue in any material respect or result in the failure of the Seller to comply with its covenants and agreements herein in any material respect; and (d) notify Buyer in writing promptly after the Seller becomes aware of the occurrence of any event (other than matters of general knowledge or otherwise known to Buyer) that might have a material adverse effect on the business, operations or financial condition of SDG. By way of describing the limitations described in Section 6.3(a) above, but without limiting the scope of such provision, Seller will not (nor will Seller permit SDG to): (x) make any non-customary or extraordinary distributions or payments to any party (including, without limitation, Seller) for any purpose whatsoever (the parties acknowledging that payments under the Partnership Agreement are customary and not extraordinary), (y) enter into any material agreement (oral or written) that is likely to continue beyond the Closing Date (without the written consent of Buyer, which consent shall not be unreasonably withheld), except that SDG may enter into agreements in the ordinary course of business and on commercially reasonable terms, or (z) sell, transfer or encumber (or enter into any agreement to sell transfer or encumber) any of the General Partnership Interest (except as contemplated by this Agreement).

     6.4 Notices. The parties hereto will promptly notify each other in writing if any of them receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency or by any third party to restrain or prohibit, or obtain substantial damages in respect of this Agreement or the consummation of the transactions contemplated hereby.


                                  ARTICLE VII
                        THE SELLER'S CONDITIONS PRECEDENT

     The obligation of the Seller to effect the transaction contemplated by this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions, except to the extent any such condition is waived in writing by the Seller:

     7.1 Performance by Buyer. Buyer shall have performed and complied in all material respects with all of the terms, provisions and conditions of this Agreement to be performed and complied with by Buyer at or prior to the Closing.

     7.2 Accuracy of Representations and Warranties. All of the representations and warranties made by Buyer in this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing (except as expressly contemplated or permitted by this Agreement).

     7.3 No Injunction. No injunction, restraining order, judgment or decree of any court or Governmental authority shall be existing against any of the parties to this Agreement or any of their officers, directors or representatives, which restrains, prevents or materially alters the transactions contemplated hereby.

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     7.4 Closing Deliveries. Buyer shall have delivered to the Seller each of the documents required of Buyer under Section 3.3 of this Agreement.


                                  ARTICLE VIII
                          BUYER'S CONDITIONS PRECEDENT

     The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions, except to the extent any such condition is waived in writing by Buyer:

     8.1 Performance by Seller. The Seller shall have performed and complied in all material respects with all of the terms, provisions and conditions of this Agreement to be performed and complied with by it at or prior to the Closing.

     8.2 Accuracy of Representations and Warranties. All of the representations and warranties made by the Seller in this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing (except as expressly contemplated or permitted by this Agreement).

     8.3 No Injunction. No injunction, restraining order, judgment or decree of any court or Governmental authority shall be existing against any of the parties to this Agreement or any of their officers, directors or representatives, which restrains, prevents or materially alters the transactions contemplated hereby.

     8.4 Closing Deliveries. The Seller shall have delivered to Buyer each of the documents required of Seller under Section 3.2 of this Agreement.

     8.5 No Material Change. There will not have occurred any destruction or disposition (voluntary or involuntary, except as contemplated by this Agreement) of a material part of the assets of SDG.


                                   ARTICLE IX
                                FURTHER COVENANTS

     9.1 Indemnification.

          (a) The Seller shall indemnify and hold Buyer harmless from and against any and all damages, claims, causes of action, losses and expenses, including reasonable attorneys' fees and expenses (collectively, "Indemnifiable Losses"), incurred in connection with or arising from (i) any nonfulfillment or breach by the Seller of any of its agreements or covenants contained in this Agreement, (ii) any breach of any warranty or the inaccuracy of any representation or warranty of the Seller contained in this Agreement, (iii) any Liabilities of the Seller, and (iv) ownership of the General Partnership Interest prior to the Closing.

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          (b) Buyer shall indemnify and hold the Seller harmless from and against any and all Indemnifiable Losses incurred in connection with or arising from (i) any nonfulfillment or breach by Buyer of any of its agreements or covenants contained in this Agreement, (ii) any breach of any warranty or the inaccuracy of any representation or warranty of Buyer contained in this Agreement, and (iii) ownership of the General Partnership Interest after the Closing.

     9.2 Survival Period. Except as otherwise specifically provided herein, the representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto, and shall continue for a period of one (1) year after the Closing Date, at which time all of such representations and warranties shall terminate. Notwithstanding anything contained in this Section 9.2 to the contrary, any claim for indemnification made by any party hereto in writing to another party hereto prior to the expiration of the survival period set forth above shall survive until such claim has been resolved.


                                   ARTICLE X
                                  MISCELLANEOUS

     10.1 Notices. All notices, requests, consents and other communications hereunder ("Notice") shall be in writing and shall be deemed to have been given
(a) if mailed, the date of receipt of such Notice when sent via first class United States registered mail, return receipt requested, postage prepaid to the address listed below for the party to whom the Notice is being sent ("Notice Party"); (b) if hand delivered or delivered by courier, upon actual delivery of such Notice to the Notice Party at the address listed below for such Notice Party; or (c) if sent by facsimile, on the first business day after the date of the sender's receipt of a confirmed transmission of such Notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such Notice mails a copy of such Notice within two days after the transmission of such Notice by facsimile to the Notice Party. The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are:

If to the                           Natural Resource Group Gathering, LLC
Seller:                             Attn: Chet Petrow

                                    ______________________________________

                                    ______________________________________

                                    Facsimile No. ________________

If to Buyer:                        New Frontier Energy, Inc.
                                    Attn: Les Bates
                                    1789 W. Littleton Blvd.
                                    Littleton, CO 80120
                                    Facsimile No. (303) 730-9985

Any party may change its address or facsimile number by providing written notice, in accordance with the foregoing provisions of this Section 10.1, to each other party of such change.

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     10.2 Expenses.

          (a) Each party hereto will pay all costs, fees and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements contained herein on its part to be performed, including the fees, expenses and disbursements of its respective counsel and accountants.

          (b) In any legal action between the parties arising out of or related to this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable accounting and legal fees.

     10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to such jurisdiction's conflict of laws principles.

     10.4 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     10.5 Assignment. No party hereto may assign its rights or delegate its duties or obligations under this Agreement without the prior written consent of the other party.

     10.6 Successors and Assigns. Subject to the provisions of Section 10.5 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which shall be considered to be but one agreement and shall become a binding agreement when each party shall have executed one counterpart and delivered it to the other party hereto.

     10.8 Titles and Headings; Rules of Construction. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the context so requires the use of or reference to any gender includes the masculine, feminine and neuter genders; and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

     10.9 Entire Agreement; Amendments and Waivers. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement and supersedes all prior agreements or understandings of the parties. The parties, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

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     10.10 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the parties and their respective heirs, successors and permitted assigns, as applicable.

     10.11 Definitions. For purposes of this Agreement:

          (a) "Government" shall mean (or in the case of "Governmental") shall refer to:

                    (i) the government of the United States of America;

                    (ii) the government of any state, county, municipality, city, town or district of the United States of America; and

                    (iii) any ministry, agency, department, authority, commission, administration, corporation, court, magistrate, tribunal, arbitrator, instrumentality or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing subparagraphs (A) and (B).

          (b) "Law" shall mean any of the following of, or issued by, any Government or Governmental agency: any statute, law, act, ordinance, code, rule or regulation or any license, permit, authorization or approval, or any injunction, award, decree, judgment or order.




                            (SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                  "SELLER"

                                  Natural Resource Group Gathering, LLC.


                                  By: /s/ Chester Petrow
                                      -----------------------
                                  Name: Chester Petrow
                                  Title: Managing Member


                                  "BUYER"

                                  New Frontier Energy, Inc.

                                  By: /s/ Les Bates
                                      ------------------------
                                  Name: Les Bates
                                  Title: Chief Financial Officer

                                                     EXHIBIT A

                              FORM OF BILL OF SALE


     Natural Resource Group Gathering, LLC, a Colorado limited liability company ("Seller"), and New Frontier Energy, Inc, a Colorado corporation ("Buyer"), pursuant to that certain Partnership Interest Purchase Agreement, dated as of December 26, 2007 (the "Agreement"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby sell, assign, transfer and convey unto Buyer, its successors and assigns, all of Seller's rights, titles and interests in the General Partnership Interest as of the effective date hereof, and Buyer hereby assumes, all of Seller's rights, titles and interests in, to the General Partnership Interest.

     TO HAVE AND TO HOLD the General Partnership Interest unto Buyer and its successors and assigns, to and for its or their use forever.

     This Bill of Sale is subject to the terms and conditions of the Agreement and the covenants, agreements and obligations of Seller and Buyer contained in the Agreement are incorporated herein by reference, constitute an integral part of this Bill of Sale and shall survive the execution and delivery of this Bill of Sale, except as otherwise provided in the Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of December 26, 2007.

                                         "SELLER"

                                         Natural Resource Group Gathering,
                                         LLC.

                                         By: /s/ Chester Petrow
                                             ------------------
                                         Name: Chester Petrow
                                         Title: Managing Member


                                         "BUYER"

                                         New Frontier Energy, Inc.

                                         By:  /s/ Les Bates
                                              ------------------
                                         Name: Les Bates
                                         Title: Chief Financial Officer

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT C

                                    VALUATION